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                 INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS, December 18, 1997

The undersigned hereby appoints Matti Kon, and/or Joseph A. Gitto, Jr., and/or Harry Markovits and each of them, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution to vote all common shares of the undersigned in Information Management Technologies Corporation at the Annual Meeting of Stockholders to be held at the Company's Offices, 130 Cedar Street, New York, NY 10006 on December 18, 1997, beginning at 10:30 a.m., and at any adjournment thereof, upon all subjects that may properly come before the meeting. Please sign and date the reverse side of this card. If no directions are given, the proxies will vote: for the election of the nominees listed below; in accord with the Directors recommendations on the matters listed below and described in the enclosed proxy statement; and at their discretion on any other matter that may properly come before this meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
1. ELECTION OF THREE (3) DIRECTORS. /  / FOR all nominees listed below (except as marked to the contrary below)

                                  /  /  WITHHOLD AUTHORITY to vote for all
                                        nominees listed below.

   Matti Kon, Joseph A. Gitto, Jr., Harry Markovits

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IS THE SPACE PROVIDED.
     _____________________________________________________________________

                                            FOR   AGAINST  ABSTAIN
2. Ratification of Independent Accountants  /  /    /  /    /  /

3. Ratification of company's 1997 Incentive  /  /    /  /    /  /
   Stock Option Plan.

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This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors, and FOR Proposals 2, and 3.

                                    Dated _________________________, 1997

                                    _____________________________________
                                                  Signature

                                    _____________________________________
                                          Signature, if held jointly


                                    IMPORTANT: Please date this proxy and
                                    sign exactly as your name or names
                                    appear(s) hereon. If the stock is held
                                    jointly, signatures should include both
                                    names. Personal representatives, trustees, guardians and other signing in a repre-sentative capacity should give full title. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

          PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD
                     USING THE ENCLOSED ENVELOPE